October 18, 1997

Mr. Geoffrey P. Jurick
Emerson Radio Corp.
Nine Entin Road
Parsippany, New Jersey 07054

Dear Mr. Jurick:

     The purpose of this letter is to memorialize the agreement between Sport Supply Group, Inc. ("SSG") and Emerson Radio Corp. ("Emerson") to delete Section 2.2 of that certain Management Services Agreement dated July 1, 1997 to be effective as of March 7, 1997 by and between SSG and Emerson (the "Services Agreement"). The parties hereto agree that, effective as of October 18, 1997, SSG will begin paying Geoffrey P. Jurick directly as an employee of SSG and will cease paying Emerson $20,833.33 per month, as contemplated by the Services Agreement. Consequently, Section 2.2 of the Services Agreement is deleted in its entirety as of October 18, 1997 and shall be of no further force or effect.

     If the foregoing sets forth your understanding with respect to this matter, please sign this letter in the space provided below and return such copy to the undersigned.

                              SPORT SUPPLY GROUP, INC.

                              /s/ Peter S. Blumenfeld
                                  Peter S. Blumenfeld
                                  President and Chief Operating Officer
ACCEPTED AND AGREED TO
this 18th day of October, 1997.

EMERSON RADIO CORP.

/s/  Geoffrey P. Jurick
     Geoffrey P. Jurick
     Chairman of the Board and
     Chief Executive Officer

cc:  John P. Walker
     Elizabeth Calianese
     Jennifer E. Thomas